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                                                                Exhibit 24.1


                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

That each person whose signature appears below, as a Director or Officer of Solutia Inc. (the "Company"), a Delaware corporation with its general offices in the County of St. Louis, Missouri, does hereby make, constitute and appoint Karl
R. Barnickol, Mary B. Cody and Karen L. Knopf, or any of them acting alone, to be his or her true lawful attorney-in-fact and agent, with full power of substitution and resubstitution, in his or her name, place and stead, in any and all capacities to sign: (a) a Registration Statement on Form S-4 and/or a Registration Statement on Form S-3, and any and all amendments thereto, to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), covering the registration of $223,000,000 aggregate principal amount of 11.25% Senior Secured Notes due 2009 (the "Notes") to be issued by the Company and Guarantees of the Notes to be issued by certain wholly-owned subsidiaries of the Company, and (b) a Registration Statement on Form S-3, to be filed with the Commission under the Act, covering the registration of warrants issued by the Company (the "Warrants") to purchase 5,533,522 shares of common stock, par value $0.01 per share ("Common Stock"), of the Company and the registration of Common Stock to be issued by the Company upon the exercise of the Warrants, giving and granting unto said attorneys full power and authority to do and perform such actions as fully as they might have done or could do if personally present and executing any of said documents.

Dated and effective as of the 6th day of September, 2002.


/s/ John C. Hunter III                 /s/ Robert A. Clausen
------------------------------         ---------------------------------
John C. Hunter III, Chairman,          Robert A. Clausen, Senior Vice President
President, Chief Executive Officer     and Chief Financial Officer
and Director (Principal Executive      (Principal Financial Officer)
Officer


/s/ J. M. Sullivan                     /s/ Paul Donovan
------------------------------         ---------------------------------
James M. Sullivan, Vice President      Paul Donovan, Director
and Controller (Principal
Accounting Officer)


/s/ Paul H. Hatfield                   /s/ Robert H. Jenkins
------------------------------         ---------------------------------
Paul H. Hatfield, Director             Robert H. Jenkins, Director


/s/ Frank A. Metz, Jr.                 /s/ J. Patrick Mulcahy
------------------------------         ---------------------------------
Frank A. Metz, Jr., Director           J. Patrick Mulcahy, Director


/s/ Sally G. Narodick                  /s/ William D. Ruckelshaus
------------------------------         ---------------------------------
Sally G. Narodick, Director            William D. Ruckelshaus, Director


/s/ John B. Slaughter
------------------------------
John B. Slaughter, Director